UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended:

December 31, 2021

W.Y Group Inc.

(Exact name of issuer as specified in its charter)

Delaware

(Jurisdiction of incorporation or organization)

85-3884067

(I.R.S. Employer Identification Number)

87 N. Raymond Ave

Suite 200

Pasadena CA 91103

(Address of principal executive offices)

(626)569-9688

(Registrant's telephone number, including area code)

50,000,000 Shares of Common Stock

(Title of each class of securities issued pursuant to Regulation A)

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this Annual Report on Form 1-K that are forward-looking statements within the meaning of the federal securities laws. The words "believe," "estimate," "could", "expect," "anticipate," "intend," "may", "plan," "seek," "may," and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Annual Report or in the information incorporated by reference into this Annual Report.

The forward-looking statements included in this Annual Report on Form 1-K are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market condition and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, taking into account the information currently available to us, our actual performance, results and achievements or outcomes could differ materially from those set forth in the forward-looking statements. These factors include, among other things:

·Our lack of operating history on which to judge our business prospects and management;

·Our ability to raise capital and the availability of future financing;

·Our ability to compete in a highly competitive and evolving industry;

·Our ability to protect our intellectual property;

·Adverse federal, state, and local government regulation and taxation, rendering it difficult for us to monetize our products and services;

·Our ability to protect against and avoid criminal prosecution and civil liability in the U.S., given the illegal status of cannabis under U.S. federal law;

·Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could harm our financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report on Form 1-K, and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

Item 1. Business

Overview

The Company was originally incorporated in the State of Delaware on November 12, 2020.

The address of our web site is www.wygroupinc.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

W.Y GROUP INC, a Delaware Corporation, provides startup incubator services to startup companies and entrepreneurs who want to develop eco-friendly products and services through innovation and social responsibilities. Our services include co-working space, business advice, management training program, legal and financial consultant, social and business connection, funding, and crossover integration. That will improve incubation efficiency and reduce administrative costs and risk for our residents. Meanwhile, W.Y Group Inc. works with external partners to help our members maintain physical and mental health and strength during the period of incubation.

Our Target Market

The target customers of W.Y Group Inc. are small and medium size (SMB) startup companies and entrepreneurs who want to develop eco-friendly products and improve the world. Specifically, we focus on 4 major categories with advanced consumer benefit and social responsibility. Including organic food and supplements, daily necessities, garment and accessories, and energy saving house appliances. We envision our core customer as Asian based entrepreneurs who wish to enter the US and Global markets.

Our mission is to provide a global startup incubator services to potential Asian based startup companies and entrepreneurs that will help their companies prosper and grow with lower cost and risk.

Employees

We currently have one full-time employees. We do not currently have health, dental & vision insurance plans in place. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. To become and remain competitive, the Company will require capital for research and development, regulatory compliance advice and expertise, marketing, sales and support. The Company may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

Regulatory Environment

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Annual Report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed elsewhere in this Annual Report.

Results of Operations for the Years Ended December 31, 2021

Company Overview

The Company originally incorporated in the State of Delaware on November 12 ,2020. Our corporate business address is: 87 N Raymond Ave, Suite 200, Pasadena CA91103. Our phone number is (626)568-9688. Our E-Mail address is thewygroupinc@gmail.com.

The address of our web site is www.wygroupinc.com The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

W.Y Group Inc. provides startup incubator services to startup companies and entrepreneurs who want to develop eco-friendly products and services through innovation and social responsibilities. Our services include co-working space, business advice, management training program, legal and financial consultant, social and business connection, funding, and crossover integration. That will improve incubation efficiency and reduce administrative costs and risk for our residents. Meanwhile, W.Y Group Inc. works with external partners to help our members to maintain physical and mental health and strength during the period of incubation.

W.Y Group will offer other services, including sales channel recommendation, oversee distribution, multi-media production, public relation, exhibition events, and other startup company related services. In addition to the headquarter located currently in Pasadena CA. U.S.A., we plan to expand to branches in Japan and Taiwan to enhance product development efficiency.

Financial Conditions and Results from Operations

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining and implementing our business plan.

During the period from inception to December 31, 2021 we did not generate any income. We incurred total operating expenses of $28,460 consisting of Professional Fees of $27,716, Dues & Subscriptions of $745, Rent Expense of $1,623, Other Expenses of $3,424, Miscellaneous Expenses of $900 and Bank Service Charges of $52. Our net loss for the period was $28,460

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $31,975 for the period from inception to December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officer have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company expects to incur further losses in the development of the business. These factors indicate the existence of material uncertainties that may cast significant doubt upon the Company's ability to continue as a going concern. As a result, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company's ability to continue as a going concern is dependent on its ability to obtain necessary financing to meet its corporate expenditures and discharge its liabilities in the normal course of business. Although the Company has been successful in obtaining financing during the year ended December 31, 2021 there can be no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

Item 3. Directors and Officers

Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Annual Report.

Name (1)	Position	Age	Term of Office	Hours/Week
Yanwu Yan	CEO, Director, Chairman, Compliance	43	From October 1, 2020 to Present	As required

Business Experience

Yanwu Yan, President, CEO, Compliance Officer

Yanwu Yan, has for the past 20 years, has a comprehensive and influential career in enterprise management and financial planning. Especially according to the accumulation of 6 years in many small and medium-sized enterprises and the establishment of her enterprises, she formulated the corresponding market operation program and training system for the characteristics and planning of the initial and growing period of small and medium-sized enterprises. From 1999 to 2009, she has been established and developed a business training system for small and medium-sized enterprises on improving business administration, personnel, finance, sales, and other system operation process for management mechanism and induction training system. Especially for Guangzhou Yangcheng Evening News Advertising Company, Guangdong Haijun Industrial Co., Ltd., and Guangzhou aristocratic clothing Company, she ensured that the company met the requirements of all laws and regulations. She promoted changes in the process of corporate culture so that its enterprise growth process was more open and transparent. She promoted the professional level of the management team and ordinary staff to continue to grow so that within three years the enterprises' economic benefits have increased significantly, compared with other enterprises in the same industry of the country. It has always been the mission and goal for Yawn Yan to design innovative ideas and development plans for start-ups. Since 2010, She has created a comprehensive development plan including brand thought composition, allocation asset allocation structure, market forecast analysis and promotion, enterprise cost accounting for more than 30 small enterprises. In the current market-driven by innovation and extremely competitive, maintaining the sensitivity to innovation and creating an open ecological platform is the key to Yanwu Yan's success. She is deeply aware that in the future the cultivation of start-ups is a global economic revolution, and incubating startups is the most important reference in the entrepreneurial world. In November 2020, Yanwu Yan founded W. Y Group Inc. in Delaware, the aim of which is to accelerate innovation, incubation, accelerate growth. That will provide perfect innovation and capital co-development incubation platform for more entrepreneurs.

To our knowledge, none of our current directors or executive officers has, during the past ten years:

·been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

·been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

·been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

·been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

·been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in "Security Ownership of Management and Principal Shareholders - Transactions with Related Persons," none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Compensation of Executive Officers

During the Company's fiscal year ended December 31, 2021, the Company paid the following cumulative consulting fees and salaries to their executive officers (reported in Canadian dollars unless otherwise noted):

Name (1)	Received (2)	Cash Compensation 2020	Cash Compensation 2021	Other Compensation	Total Compensation
Yanwu Yan	CEO/Director	-	-	-	-

Director Compensation

We currently do not have any other directors besides Mr. Yan CEO. Upon completion of this Offering, the Company may decide to compensate the Director with payment but at this time only Common shares has been issued.

Employment Agreements

We have not entered into employment and consulting agreements with the executive officers and employees. We may enter into employment agreements with key executives and employees in the future. A stock incentive program for our directors, executive officers, employees and key consultants may also be established.

Certain Relationships

None

Item 4. Security Ownership of Management and Certain Securityholders

The following table shows the beneficial ownership of our Common Shares, as of November 30, 2021 held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers and management as a group. As of July 31, 2020, there were 16,000,000 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 16,000,000 shares of common stock outstanding as of December 31, 2021. Unless otherwise noted below, the address of each person listed on the table is c/o W.Y GROUP, INC.

Common Shares Beneficially Owned Prior to Offering

Name and Position of Beneficial Owner	Number	Percent
Yanwu Yan	15,000,000	100%

Item 5. Interest of Management and Others in Certain Transactions

Transactions with Related Persons

The Company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

·Election of the Board of Directors

·Removal of any Directors

·Amendments to the Company’s Articles of Incorporation or bylaws;

·Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Review, Approval and Ratification of Related Party Transactions

To date we have not adopted formal policies and procedures for the review, approval or ratification of related party transactions with our executive officers, directors and significant shareholders. Subsequent to the year ended December 31, 2021, we have begun to establish formal policies and procedures so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. Until such a time where the policies are formally adopted, our directors will continue to approve any related party transactions.

Item 6. Other Information

Regulation A+ Tier 2

The Company is currently engaged in a Regulation A+ offering of up to 50,000,000 Common Shares of stock which was Qualified on April 2, 2021. The Company intends to file an amended Offering on or before March 30, 2022. Additional information can be found at https://www.sec.gov/edgar/search/#/ciks=0001830348&entityName=K-Chain%2520Group%2520Inc.%2520(CIK%25200001830348)

Change of Control and Address

No Changes of control.

Item 7. Financial Statement

INDEPENDENT AUDITORS’ REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
W.Y. Group Inc.

Report on the Financial Statements

We have audited the accompanying balance sheet of W.Y. Group Inc. (the Company), which comprise the balance sheet as of December 31, 2021, and the related statement of Operations, Changes in Stockholder’s Equity, and Cash Flows for the periods then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not generated any revenues since inception and sustained accumulated losses of $31,975 for the periods under audit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.Y. Group Inc., as of December 31, 2021, and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

We have served as the Company’s auditor since 2021.

Denver, Colorado September 26, 2022 PCAOB Firm # 6778

Balance Sheet

W.Y Group Inc.

For Periods Ending December 31, 2021 and November 30, 2020

	12/31/2021	11/30/2020
Assets	$	$
Total Cash and Bank	125	28,585
Total Other Current Assets	—	—
Total Long-term Assets	—	—
Total Assets	125	28,585

Commitment and Contingencies

Equity	$	$
Common Stock, $0.0001 par value, 100,000,000 shares authorized,
16,000,000 shares issued and outstanding	1,600	1,500
Additional paid in capital	30,500	30,600
Total Retained Deficit	(31,975)	(3,515)
Total Equity	125	28,585

(See accompanying notes to these financial statements)

Income Statement

W.Y Group Inc.

For Periods Ending December 31, 2021 and from November 12, 2020 (inception) to Nov 30, 2020

	12/31/2021	11/30/2020
	$	$
Total Income	-	—

Total Cost of Goods Sold	-	—

Gross Profit	-	—

Operating Expenses
Bank Service Charges	52	15
Dues & Subscription	745
Miscellaneous Expense	900
Rent	1,623
Other Expense	3,424
Professional Fees	21,716	3,500
Total Operating Expenses	28,460	3,515

Net Income (Loss)	(28,460)	(3,515)

Average Shares Outstanding	16,000,000	15,000,000

Net Loss Per Common Share	0	0

W.Y Group, Inc.

Cash Flow Statement

For the Periods Ending December 31, 2021 and from November 12, 2020 (inception) to Nov. 30, 2020

	12/31/2021	11/30/2020
Operating Activities	$	$
	-
Expenses	(28,460)	(3,515)
Net Loss from Operating Activities	(28,460)	(3,515)

Financing Activities
Sale of Common Stock	—	32,100
Other	—	—
Net Cash from Financing Activities	—	32,100

Net Cash	(28,460)	28,585
Net Cash Beginning	28,585
Net Cash Ending	125	28,585

 (See accompanying notes to these financial statements)

W.Y Group, Inc.

Statements of Stockholders' Equity

For Year the Periods Ending December 31, 2021 and from November 12, 2020 (inception) to Nov. 30, 20201

	Common Stock
	Shares	Amount	Additional Paid-in-capital	Retained Earnings	Total Stockholders' Equity
Issuance of shares	15,000,000	1,500.00	30,600.00	—	32,100.00
Retained Earnings	—	—	—	(3,515.00)	(3,515.00)

Stockholders' Equity Nov. 30, 2020	15,000,000	1,500	30,600	(3,515)	28,585

Issuance of shares	1,000,000	100	(100)	—	—
Net Income	—	—	—	(28,460)	(28,460.00)

Stockholders' Equity Dec. 31, 2021	16,000,000	1,600	30,500	(31,975)	125

 (See accompanying notes to these financial statements)

W.Y Group, Inc.

NOTES TO FINANCIAL STATEMENTS

For Period Ending November 30, 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

W.Y Group Inc. (the “Company”) was incorporated in the State of Delaware on November 12, 2020. The Company is in the development stage whose purpose is to provide an international online e-commerce platform specializing in unique exclusive products from the Asian market sector.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in bank only.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) and Accounting Standards Codification (“ASC”) Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers (“ASC 340-40”), (collectively, “Topic 606”). On November 30, 2020, the Company adopted Topic 606. ASU 2014-09 requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations and recognition of revenue as the entity satisfies the performance obligations. The Company implemented ASU 2014-09 for the annual reporting period as of November 30, 2021, which resulted in no changes to our financial statements as there is no revenue reported in the year presented.

Earnings Per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings (loss) per share (“EPS”) is computed by dividing net profit/loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. The number of common shares that are exercisable or converted into common stock is not material to effect diluted EPS results.
Further, since the Company showed a loss for the period presented, basic and diluted loss per share is the same for the period.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of November 30, 2021, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The Company has no assets or liabilities valued at fair value on a recurring basis.

Year End

Through a Board Resolution on December 20th, 2021, the company changed its year end to December 31st for accounting purposes.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $(31,975) for the period from inception to December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

Management plans to raise significant capital through investors to capitalize its business plan.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended November 30, 2021 to the Company’s effective tax rate is as follows:

Income tax benefit at statutory rate	$6,715
Change in valuation allowance	(6,715)
Income tax benefit per books	$0

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets for the period ended December 31, 2021 are as follows:

Net Operating Loss	$(31,975)
Valuation Allowance	31,975
Net deferred tax asset	$0

The Company has approximately $(31,975) of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – COMMITMENT AND CONTINGENCIES

The Company entered a month-to-month lease agreement with Cross Camps-Pasadena office space in Pasadena, California executed on November 23rd, 2020 at a rate of $355.00/month. Rent was paid by a third party for the benefit of W.Y Group Inc.

NOTE 6 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

The Company has no authorized preferred shares at this time but may deem it advisable to authorize one or more class(es) of Preferred Stock.

The Company ownership contributed $32,100 for operating purposes in exchange for 15,000,000 common shares. These shares were authorized by the Board on November 25th, 2020 and are the only issued and outstanding shares as at November 30, 2021.

During the accounting period, ownership stake was increased by 1,000,000 shares per the initial contribution amount (see prior paragraph).

NOTE 7 – SUBSEQUENT EVENTS

The Company filed a Form 1-A (File No. 024-11409) that was Qualified by the SEC on 04/02/2021. The Company has begun the process of raising capital under the Form 1-A.

The Company has evaluated subsequent events through the date these financials were made available for issuance and concluded that no other subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer has duly caused this Annual Report on Form 1-K to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasadena, CA on September 30, 2022.

W.Y Group, Inc..

By:	/s/ Yanwu Yan
Name:	Yanwu Yan
Title:	President, CEO, Director